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                                                        Rule 424(b)(3)
                                                        File No. 333-58723

Pricing Supplement No. 4                                Dated: October 20, 1998
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series I

(Registered Notes-Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $25,000,000                Issue Price: 100%

Original Issue Date: October 23, 1998        Stated Maturity Date: May 10, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 23rd day of October, and April, beginning April 23, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

Initial Interest Rate: 5.96%

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Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A              Minimum Interest Rate: N/A

Spread (+/-):N/A                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:
  The Redemption Price shall initially be   % of the principal amount of the
  Note to be redeemed and shall decline at each anniversary of the Initial
  Redemption Date by   % of the principal amount to be redeemed until the
  Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .155%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 4
                       UNDER MTN-SERIES I PROGRAM: $440,000,000.00
                   b)  CUSIP #42333HKN1

Agent: J. P. Morgan Securities Inc.
       60 Wall Street
       New York, New York 10260